[LOGO OMITTED]
Rick's
Cabaret

          FOR IMMEDIATE RELEASE
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RICK'S  CABARET  SIGNS PURCHASE AGREEMENT FOR CONTROL OF NEW GENTLEMEN'S CLUB IN
AUSTIN,  TEXAS

HOUSTON-(October 12, 2006)-RICK'S CABARET INTERNATIONAL, INC. (NASDAQ: RICK), the national chain of adult entertainment nightclubs, said today it has entered into a Purchase Agreement to acquire a 51 percent interest in a new 22,000-square-foot gentlemen's club in fast-growing Austin, Texas. As part of the transaction, the Company will enter into a Management Agreement under which it will manage the club as a Rick's Cabaret.

The transaction is expected to close upon issuance of final permits by the City of Austin, subject to normal due diligence for transactions of this nature. Rick's Cabaret will pay $500,000 in cash and will issue 125,000 shares of the company's restricted common stock valued at $8 per share to the current owner of PLAYMATES GENTLEMEN'S CLUB at 8110 Springdale Road. The club is located in the northern part of Austin just east of the busy I-35 corridor. Constructed earlier this year, the club is expected to open in late October or early November and will become one of the company's flagship locations along with the company's other upscale locations.

"We are delighted to have completed the negotiations for this outstanding venue, which we predict will become one of the premier adult nightclubs in the country," said ERIC LANGAN, CEO of Rick's Cabaret. "We will have the majority ownership and will operate the club with our famous Rick's Cabaret model - beautiful women, unequaled customer service and friendliness, plus a great steakhouse in a luxurious setting."

The Playmates transaction is the fourth this year for Rick's Cabaret, bringing the total number of clubs owned or operated by the company to 13. "This is the latest in our active acquisition program, which is continuing as we study other possibilities throughout the country," said Mr. Langan.

Austin, with a current population of 1.4 million, is one of the fastest growing cities in the United States adding over 400,000 people during the 1990s and increasing its population by nearly 50 percent, according to the Texas Office of Economic Development and Tourism.

Earlier this year Rick's Cabaret acquired three clubs in South Houston and San Antonio, Texas.

ABOUT  RICK'S  CABARET
Rick's Cabaret International, Inc. (NASDAQ: RICK) operates upscale adult nightclubs serving primarily businessmen and professionals that offer live adult entertainment, restaurant and bar operations. The company owns and operates or licenses adult nightclubs in New York City, New Orleans, Charlotte, Houston, Minneapolis and other cities under the names "Rick's Cabaret," "XTC" and "Club Onyx." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns the adult Internet membership Web site, www.couplestouch.com, and a
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network  of  online  adult  auction  sites  under  the  flagship  URL
www.naughtybids.com.  Rick's  Cabaret common stock is traded on NASDAQ under the
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symbol  RICK.  For  further  information  contact  ir@ricks.com.
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FORWARD-LOOKING  STATEMENTS:
This document contains forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated in this document, including the risks and uncertainties associated with operating and managing an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the company's businesses in New York City and elsewhere, risks and uncertainties related to the operational and financial results of our Web sites, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. For further information go to www.ricks.com.
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CONTACT  FOR  FURTHER  INFORMATION:  ALLAN  PRIAULX,  212-338-0050, IR@RICKS.COM
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